UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On July 19, 2016, PerkinElmer, Inc., a Massachusetts corporation (the “Company”), issued €500,000,000 aggregate principal amount of 1.875% Senior Notes due 2026 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-210279) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes (the “Offering”), each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture, dated as of October 25, 2011 (the “Base Indenture”) by and between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of July 19, 2016 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) among the Company, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “London Paying Agent”), and are subject to the Paying Agency Agreement, dated as of July 19, 2016, by and between the Company, the Trustee, the London Paying Agent and Elavon Financial Services DAC, as transfer agent and registrar (the “Paying Agency Agreement”). The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of July 12, 2016, among the Company and J.P. Morgan Securities plc and Barclays Bank PLC, as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on July 14, 2016 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The Notes will mature on July 19, 2026. The Notes will bear interest at the rate of 1.875% per annum, which will be paid annually on each July 19, commencing on July 19, 2017, to holders of record on the preceding July 5.

The Notes have been approved for listing on the New York Stock Exchange. Upon such listing, the Company will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the Notes are outstanding.

Prior to April 19, 2026 (three months prior to their maturity date), the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued but unpaid as of the date of redemption), discounted at the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), at the applicable Comparable Government Bond Rate (as defined in the Indenture) plus 35 basis points; plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time on or after April 19, 2026 (three months prior to their maturity date), the Company may redeem the Notes, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes due to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding the date of such redemption.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, make an offer to purchase the Notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and effectively subordinated to all existing and any future liabilities of its subsidiaries, including trade payables; that rank equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any future indebtedness of the Company that is from time to time outstanding.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to create, incur or assume debt secured by liens on its Principal Property (as defined in the Indenture) or to engage in sale and lease back transactions to the extent that the property subject to the sale and leaseback transaction is a Principal Property.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes may become immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately €491 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of the Offering to reduce amounts outstanding under the Company’s senior unsecured revolving credit facility. To the extent that any net proceeds of the Offering remain, the Company intends to use such proceeds for general corporate purposes.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated July 19, 2016, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on October 27, 2011 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, the Supplemental Indenture, which is filed with this report as Exhibit 4.2, the Paying Agency Agreement, which is filed with this report as Exhibit 4.3, and the Form of Note (included in Exhibit 4.2), all of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: July 19, 2016	By:	/s/ John L. Healy
John L. Healy Vice President and Associate General Counsel

[Signature Page to Closing 8-K]

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 25, 2011, between the Company and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2011 (File No. 001-05075)).

4.2	Third Supplemental Indenture, dated as of July 19, 2016, among the Company, U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent.

4.3	Paying Agency Agreement, dated as of July 19, 2016, between the Company, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as transfer agent and registrar.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).